EXHIBIT 21.01
SIGNIFICANT SUBSIDIARIES OF FEDERATED INVESTORS, INC.:
Edgewood Services, Inc., a New York corporation
Federated Administrative Services, a Delaware statutory trust
Federated Administrative Services, Inc., a Pennsylvania corporation
Federated Advisory Services Company, a Delaware statutory trust
Federated Asset Management GmbH, a German company
Federated Equity Management Company of Pennsylvania, Delaware statutory trust
Federated Funding 1997-1, Inc., a Delaware corporation
Federated Global Holdings LLC, a Delaware limited liability company
Federated Global Investment Management Corp., a Delaware corporation
Federated Holdings (UK) Limited., a United Kingdom company
Federated International – Europe GmbH, a German company
Federated International Holdings B.V., a Netherlands company
Federated International Management Limited, an Irish company
Federated Investment Counseling, a Delaware statutory trust
Federated Investment Management Company, a Delaware statutory trust
Federated Investors Australia PTY LTD, an Australian company
Federated Investors Australia Services Ltd., an Australian company
Federated Investors International Pte. Ltd., a Singapore holding company
Federated Investors Management Company, a Pennsylvania corporation
Federated Investors Trust Company, a Pennsylvania trust company
Federated Investors (UK) LLP, a United Kingdom limited liability partnership
Federated MDTA LLC, a Delaware limited liability company
Federated MDTA Trust, a Massachusetts business trust
Federated Private Asset Management, Inc., a Delaware corporation
Federated Securities Corp., a Pennsylvania corporation
Federated Services Company, a Pennsylvania corporation
Federated Shareholder Services Company, a Delaware statutory trust
FII Holdings, Inc., a Delaware corporation
HBSS Acquisition Company, a Delaware corporation
Retirement Plan Service Company of America, a Delaware statutory trust, doing business as “Federated Retirement Plan Services” and “Federated Retirement Solutions”
Passport Research Ltd., a Pennsylvania limited partnership